Exhibit 99.1

Media Contact:

Sasha Bigda, +1 312 244-7493 or Sasha.Bigda@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar, Inc. Increases Quarterly Dividend to 25 Cents Per Share and Authorizes New $500 Million Share Repurchase Program

CHICAGO, Dec. 8, 2017—The board of directors of Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today declared a quarterly dividend of 25 cents per share. The dividend is payable Jan. 31, 2018, to shareholders of record as of Jan. 5, 2018. The declaration reflects an 8.7 percent increase in the quarterly dividend to 25 cents per share from 23 cents.

While subsequent dividends will be subject to board approval, the company expects to pay three additional dividends in 2018:

Record Date	Payable Date
April 6, 2018	April 27, 2018
July 6, 2018	July 27, 2018
Oct. 17, 2018	Oct. 31, 2018

Morningstar’s board also approved a new share repurchase program that authorizes the company to repurchase up to $500 million in shares of the company’s outstanding common stock, effective Jan. 1, 2018. The existing program expires on Dec. 31, 2017. The share repurchase authorization permits the company to repurchase shares from time to time at prevailing market prices on the open market or in private transactions in amounts that management deems appropriate.

“Given the momentum in our business, our strong balance sheet, and healthy cash flow, an increased dividend and greater capacity under a new share repurchase program are the appropriate steps in continuing to grow shareholder value,” said Kunal Kapoor, chief executive officer of Morningstar.

About Morningstar, Inc.
Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, retirement plan providers and sponsors, and institutional investors in the private capital markets. Morningstar provides data and research insights on a wide range of investment offerings, including managed investment products, publicly listed companies, private capital markets, and real-time global market data. Morningstar also offers investment management services through its investment advisory subsidiaries, with more than $220 billion in assets under advisement and management as of Sept. 30, 2017. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to maintain and protect our brand, independence, and reputation; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; trends in the asset management industry, including the increasing popularity of passively managed investment vehicles; liability related to the storage of personal information related to individuals as well as portfolio and account-level information; liability relating to the acquisition or redistribution of data or information we acquire or errors included therein; compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations; the failure of acquisitions and other investments to produce the results we anticipate; downturns in the financial sector, global financial markets, and global economy; the effect of market volatility on revenue from asset-based fees; a prolonged outage of our database, technology-based products and services, or network facilities; and challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

# # #

©2017 Morningstar, Inc. All Rights Reserved.

MORN-C